Exhibit 99.1

Myriad Pharmaceuticals, Inc. Sets Date for Special Stockholder Meeting

to Approve Merger with Javelin Pharmaceuticals, Inc.

Salt Lake City, UT. March 15, 2010 – Myriad Pharmaceuticals Inc. (NASDAQ:MYRX), announced today that a registration statement on Form S-4 relating to the proposed merger with Javelin Pharmaceuticals, Inc. has been declared effective by the Securities and Exchange Commission and mailing of the joint proxy statement/prospectus contained therein will commence shortly.

Myriad Pharmaceuticals’ Board of Directors has set April 22, 2010, for its Special Meeting of Stockholders to vote on the proposed merger with Javelin. In addition, the Board of Directors has fixed March 8, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Stockholder Meeting.

The meeting will be held at the Myriad Pharmaceuticals headquarters at 305 Chipeta Way, Salt Lake City, UT at 10:00 AM (MDT). The merger is expected to close shortly thereafter, subject to satisfaction of other closing conditions, including the adoption and approval of the merger agreement by Javelin’s stockholders.

The New Drug Application (NDA) for Javelin’s lead product candidate, DylojectTM has been accepted for filing by the FDA for the management of acute moderate-to-severe postoperative pain in adults and is currently under review. Dyloject has received an FDA PDUFA date of October 3, 2010.

About Myriad Pharmaceuticals, Inc.

Myriad Pharmaceuticals, Inc. is a biotechnology company focused on discovering, developing, and commercializing novel small molecule drugs that address severe medical conditions, including cancer and HIV infection. Our pipeline includes clinical and pre-clinical product candidates with distinct mechanisms of action and novel chemical structures that have the potential to be first-in-class and/or best-in-class therapeutics. For more information visit www.myriadpharma.com.

The Myriad Pharmaceuticals, Inc. logo is available at:

http://www.globenewswire.com/newsroom/prs/?pkgid=6327

About Dyloject:

Dyloject (diclofenac sodium) Injection has the potential to provide a novel alternative for the management of acute moderate-to-severe pain as a single agent. In clinical studies it reduced the need for morphine or other opioids by approximately 50%. It is well established that a reduction in opioid requirements by at least 30% is necessary to effect a decrease in opioid-related side effects. Combining different types of pain medicines (“multimodal analgesia”) is the most commonly advocated approach to postoperative pain management. Numerous studies of multimodal analgesia have shown that this strategy for maintaining effective pain relief while reducing opioid dose requirements often decreases the incidence of opioid related adverse events.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the closing of the proposed merger with Javelin and potential FDA approval of Dyloject. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to, the factors discussed under the heading “Risk Factors” in the joint proxy statement/prospectus, dated March 12, 2010, of Myriad Pharmaceuticals and Javelin, which was filed with the Securities and Exchange Commission (SEC) on March 12, 2010, and under the heading “Risk Factors” contained in Myriad Pharmaceuticals’ Form 10-K, for the year ended June 30, 2009, which was filed with the Securities and Exchange Commission on September 28, 2009, as well as any updates to those risk factors filed from time to time in Myriad Pharmaceuticals’ Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad Pharmaceuticals undertakes no duty to update this information unless required by law.

Important Additional Information Has Been Filed with the SEC

This press release does not constitute an offer of any securities for sale. In connection with the merger with Javelin, on February 12, 2010, Myriad Pharmaceuticals filed with the SEC a registration statement on Form S-4 (File No. 333-164890) (the “S-4”), which, as amended, was declared effective on March 12, 2010. The joint proxy statement/prospectus, dated March 12, 2010, of Myriad Pharmaceuticals and Javelin included in the S-4 was filed with the SEC under Rule 424(b) of the Securities Act of 1933 on March 12, 2010 and will be mailed to Myriad Pharmaceuticals and Javelin stockholders. Investors and security holders are urged to read the S-4 and the joint proxy statement/prospectus (including all amendments and supplements thereto) and the other relevant material because they contain important information about Myriad Pharmaceuticals, Javelin and the proposed merger. The S-4, joint proxy statement/prospectus and other relevant materials, and any and all documents filed by Myriad Pharmaceuticals with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Myriad Pharmaceuticals by directing a written request to Myriad Pharmaceuticals, Inc., 305 Chipeta Way, Salt Lake City, UT 84108, Attention: Secretary. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

Myriad Pharmaceuticals, Javelin and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Myriad Pharmaceuticals and Javelin in connection with the proposed merger. Information about the executive officers and directors of Myriad Pharmaceuticals and their ownership of Myriad Pharmaceuticals common stock is set forth in Myriad Pharmaceuticals’ annual report on Form 10-K for the year ended June 30, 2009, filed with the SEC on September 28, 2009. Information regarding Javelin’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 8, 2010. Certain directors and executive officers of Javelin may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the merger. To the extent that any of the Myriad Pharmaceuticals or Javelin participants will receive any additional benefits in connection with the merger, the details of those benefits are described in the joint proxy statement/prospectus.

CONTACT:	Myriad Pharmaceuticals, Inc.
Patrick Burke, VP Corporate and Business Development
801-214-7822
Investor.relations@myriadpharma.com